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                                                                    EXHIBIT 99.2

/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                           FIRST SAVINGS BANCORP, INC.


                         SPECIAL MEETING OF STOCKHOLDERS
                            JUNE 26, 2000 - 4:00 P.M.

   The undersigned hereby appoints W. Harrell Johnson and Felton J. Capel, and each of them, as Proxies, each with power to appoint his or her substitute , and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of First Savings Bancorp, Inc., that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on June 26, 2000 or at any adjournments thereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy that is voted against the Merger Agreement among First Bancorp, First Bank, First Savings Bancorp, Inc. and First Savings Bank of Moore County, Inc., SSB dated December 15, 1999, as amended by an Amendment and Waiver Agreement dated March 24, 2000 and a Second Amendment and Waiver Agreement dated May 15, 2000 (the "Agreement") will be voted in favor of adjournment to solicit further proxies for such proposal.


1. Adoption of the Agreement and the related Plan of Merger pursuant to which First Savings Bancorp, Inc. will merge into First Bancorp, with First Bancorp being the surviving corporation.

                    / /  FOR       / /  AGAINST       / /  ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1, THE ADOPTION OF THE AGREEMENT AND RELATED PLAN OF MERGER.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIRST SAVINGS BANCORP, INC.

    Please be sure to sign and date this Proxy in the box below.

                                                    Date

Shareholder sign above          Co-holder (if any) sign above

+                                                                              +
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  - DETACH ABOVE CARD, DATE, SIGN AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED. -

                           FIRST SAVINGS BANCORP, INC.

 Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both may sign, but only one signature is required. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full corporate, partnership or other entity name by president or other authorized person. The above signed acknowledges receipt from First Savings Bancorp, Inc. prior to the execution of this proxy, of the Notice of Special Meeting and the related Proxy Statement/Prospectus.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY